Exhibit 10.2

FOURTH AMENDMENT

TO

EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Export-Import Bank Loan and Security Agreement (this “Amendment”) is entered into this 22nd day of August, 2014, by and between Silicon Valley Bank (“Bank”) and Aehr Test Systems, a California corporation (“Borrower”) whose address is 400 Kato Terrace, Fremont, CA 94539.

Recitals

A.            Bank and Borrower have entered into that certain Export-Import Bank Loan and Security Agreement dated as of August 25, 2011 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Ex-Im Loan Agreement”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Ex-Im Loan Agreement.

C.            Borrower has requested that Bank amend the Ex-Im Loan Agreement to extend the maturity date as more fully set forth herein.

D.            Bank has agreed to so amend certain provisions of the Ex-Im Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.            Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Ex-Im Loan Agreement.

2.            Amendment to Ex-Im Loan Agreement.

2.1     Section 13 (Definitions). The following term and its definition set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Maturity Date” means August 21, 2015.

3.            Limitation of Amendment.

3.1     The amendment set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.            Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1     Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Ex-Im Loan Agreement, as amended by this Amendment;

4.3     The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Ex-Im Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Ex-Im Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Ex-Im Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7     This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.            Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.           Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.            Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee in an amount equal to Sixteen Thousand Three Hundred Fifty Dollars ($16,350) (which fee covers both this Amendment and the Fourth Amendment to Loan and Security Agreement between Borrower and Bank executed as of the date hereof), (c) Borrower’s execution and delivery to Bank of a Fourth Amendment to Loan and Security Agreement, Joint Application for Export Working Capital Guarantee, Borrower Agreement and Economic Impact Certificate, each in the form presented to Borrower by Bank, and (d) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Aehr Test Systems

By:	/s/ Mei Chui	By:	/s/ Gary L. Larson
Name:	Mei Chui	Name:	Gary L. Larson
Title:	Vice President	Title:	VP,CFO

[signature page of Fourth Amendment to Loan and Security Agreement]